Exhibit 5.2

KULIK GOTTESMAN SIEGEL & WARE LLP

Glen L. Kulik Donald S. Gottesman Leonard Siegel Thomas M. Ware II David A. Bernardoni Mitchell S. Brachman Gerard R. Kilroy Justin Nash Stella Chang Samantha Johnson Margaret Lee Amanda Wilbur	Attorneys at Law Comerica Bank Building 15303 Ventura Boulevard Suite 1400 Sherman Oaks, California 91403 www.kgswlaw.com	Telephone (310) 557-9200 (818) 817-3600 Facsimile (310) 557-0224 Sender’s e-mail address: dgottesman@kgswlaw.com File No.: 2192-0954

May 6, 2022

Kennedy-Wilson Holdings, Inc., and

Kennedy-Wilson, Inc.

151 S. El Camino Drive

Beverly Hills, California 90212

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Kennedy-Wilson Holdings, Inc., a Delaware corporation (“KWH”), and Kennedy-Wilson, Inc., a Delaware corporation (“KW”), in connection with their filing on May 6, 2022, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes a form of prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by one or more Prospectus Supplements, may contemplate the issue and sale of: (i) shares of common stock, par value $0.0001 per share, of KWH (the “Common Stock”); (ii) one or more series of preferred stock, par value $0.0001 per share, of KWH (the “Preferred Stock”); (iii) warrants of KWH to purchase Common Stock or Preferred Stock (the “Warrants”); (iv) one or more new series of debt securities of KWH (the “KWH Debt Securities”) to be issued pursuant to an Indenture, in the form incorporated by reference as Exhibit 4.3 to the Registration Statement, to be entered into between KWH and the trustee party thereto (the “KWH Trustee”), and one or more supplements thereto, officer’s certificates thereunder or resolutions of the Board of Directors of KWH, or of any committee of such Board of Directors, in each case establishing the terms of each such series (collectively, the “KWH Indenture”); (v) one or more new series of debt securities of KW (the “KW New Debt Securities”) to be issued pursuant to either (x) that certain Indenture (the “KW Existing 2014 Base Indenture”), dated as of March 25, 2014, between KW and Wilmington Trust, National Association (“Wilmington”), as trustee, in the form incorporated by reference as Exhibit 4.4 to the Registration Statement, and one or more supplements thereto, officer’s certificates thereunder or resolutions of the Board of Directors of KW, or of any committee of such Board of Directors, in each case establishing the terms of each such series; or (y) an Indenture, in the form incorporated by reference as Exhibit 4.3 to the Registration Statement, to be entered into between KW and the trustee party

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Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

thereto (such trustee, or Wilmington, as applicable, the “KW Trustee”), and one or more supplements thereto, officer’s certificates thereunder or resolutions of the Board of Directors of KW, or of any committee of such Board of Directors, in each case establishing the terms of each such series (such Indenture or the KW Existing 2014 Base Indenture, as applicable, in each case together with the applicable supplement(s), officer’s certificate(s) or resolutions, collectively, the “KW New Debt Indenture”); (vi) a series of debt securities of KW titled the “4.750% Senior Notes due 2029” (the “2029 Notes”) to be issued pursuant to the KW Existing 2014 Base Indenture, as supplemented by that certain Supplemental Indenture No. 2029-1 (the “2029 Note Supplemental Indenture”), dated as of February 11, 2021, among KW, KWH, the subsidiary guarantors party thereto and Wilmington, as trustee, in the form incorporated by reference as Exhibit 4.5 to the Registration Statement, as the same may be further supplemented from time to time (the KW Existing 2014 Base Indenture, as so supplemented, the “2029 Note Indenture”); (vii) a series of debt securities of KW titled the “5.000% Senior Notes due 2031” (the “2031 Notes”) to be issued pursuant to the KW Existing 2014 Base Indenture, as supplemented by that certain Supplemental Indenture No. 2031-1 (the “2031 Note Supplemental Indenture”), dated as of February 11, 2021, among KW, KWH, the subsidiary guarantors party thereto and Wilmington, as trustee, in the form incorporated by reference as Exhibit 4.6 to the Registration Statement, as the same may be further supplemented from time to time (the KW Existing 2014 Base Indenture, as so supplemented, the “2031 Note Indenture”); (viii) a series of debt securities of KW titled the “4.75% Senior Notes due 2030” (the “2030 Notes”; and the 2030 Notes, together with the 2029 Notes, the 2031 Notes and the KW New Debt Securities, collectively, the “KW Debt Securities”; and the KW Debt Securities, together with the KWH Debt Securities, collectively, the “Debt Securities”) to be issued pursuant to the KW Existing 2014 Base Indenture, as supplemented by that certain Supplemental Indenture No. 2030-1 (the “2030 Note Supplemental Indenture”), dated as of August 23, 2021, among KW, KWH, the subsidiary guarantors party thereto and Wilmington, as trustee, in the form incorporated by reference as Exhibit 4.7 to the Registration Statement, as the same may be further supplemented from time to time (the KW Existing 2014 Base Indenture, as so supplemented, the “2030 Note Indenture”; and the 2030 Note Indenture, together with the 2029 Note Indenture, the 2031 Note Indenture and the KW New Debt Indenture, collectively, the “KW Indentures”; and the KW Indentures, together with the KWH Indenture, collectively, the “Indentures”); (ix) guarantees of the KWH Debt Securities (the “KWH Debt Guarantees”), by one or more of the entities identified in Schedule A hereto or KW (collectively, the “KWH Debt Guarantors”), to be issued pursuant to the applicable KWH Indenture; and (x) guarantees of the KW Debt Securities (the “KW Debt Guarantees”; and the KW Debt Guarantees, together with the KWH Debt Guarantees, collectively, the “Guarantees”), by one or more of the entities identified in Schedule A hereto and KWH (collectively, the “KW Debt Guarantors”; and the KW Debt Guarantors, together with the KWH Debt Guarantors, collectively, the “Guarantors”), to be issued pursuant to the applicable KW Indenture. The Common Stock, Preferred Stock, Warrants, Debt Securities and Guarantees are herein referred to as the “Securities.” The KWH Debt Securities may be convertible into, and the KW Debt Securities may be exchangeable for, shares of Common Stock or Preferred Stock. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between KWH and the party or parties to be identified therein. The Securities will be offered on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

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Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of KWH, KW, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the States of California, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Act and the Delaware Revised Uniform Partnership Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state; provided, however, that we are admitted to practice law only in the State of California and have assumed without further inquiry that the laws of the States of Delaware are substantially similar to and would lead to the same result as those of the State of California in respect of the opinions contained herein and base our opinions upon such assumption. Various matters concerning the laws of the State of New York are addressed in the letter of Latham & Watkins LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)    When an issuance of Common Stock has been duly authorized by all necessary corporate action of KWH, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(2)    When a series of Preferred Stock has been duly established in accordance with the terms of KWH’s Amended and Restated Certificate of Incorporation (the “KWH Certificate of Incorporation”) and authorized by all necessary corporate action of KWH, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)    When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of KWH, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration

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May 6, 2022

Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action of KWH), the Warrants will be legally valid and binding obligations of KWH, enforceable against KWH in accordance with their terms.

(4)    When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of KWH, and when the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement and by such corporate action (assuming the shares of Common Stock or Preferred Stock, as applicable, issuable upon exercise of such Warrants have been duly authorized and reserved for issuance upon exercise of such Warrants by all necessary corporate action of KWH, and, in the case of Preferred Stock, the applicable series thereof has been duly established in accordance with the KWH Certificate of Incorporation), and when certificates in due form representing the Common Stock or such series of Preferred Stock, as applicable, reserved for issuance upon exercise of such Warrants have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and the Warrants and such Warrant Agreement, and in the manner contemplated by the applicable Prospectus, upon exercise of such Warrants, such shares of Common Stock or such series of Preferred Stock, as applicable, will have been duly authorized by all necessary corporate action of KWH, and will be validly issued, fully paid, and non-assessable.

(5)    When the applicable KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture, and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the applicable KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with such KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such KWH Debt Securities will be legally valid and binding obligations of KWH, enforceable against KWH in accordance with their terms.

(6)    When the applicable KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture, and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, and such KWH Debt Securities have

KULIK GOTTESMAN SIEGEL & WARE LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

been duly executed and issued by KWH, duly authenticated by the applicable KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with such KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, and when the specific terms of a particular KWH Debt Guarantee of such series of KWH Debt Securities by a KWH Debt Guarantor have been duly established in accordance with such KWH Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KWH Debt Guarantor, and when a supplement to such KWH Indenture providing for such KWH Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KWH Debt Guarantor and KWH and duly executed and delivered, and when such KWH Debt Guarantee has been duly executed, issued and delivered in accordance with such KWH Indenture and such supplement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate, limited liability company or limited partnership action, as applicable, such KWH Debt Guarantee will be a legally valid and binding obligation of such KWH Debt Guarantor, enforceable against such KWH Debt Guarantor in accordance with its terms.

(7)    When the applicable KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture, and such terms provide that such series of KWH Debt Securities are convertible into shares of Common Stock or of a series of Preferred Stock, and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the applicable KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with such KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action (assuming the shares of Common Stock or of such series of Preferred Stock, as applicable, issuable upon conversion of such KWH Debt Securities have been duly authorized and reserved for issuance upon conversion of such KWH Debt Securities by all necessary corporate action of KWH, and, in the case of Preferred Stock, such series thereof has been duly established in accordance with the KWH Certificate of Incorporation and authorized by all necessary corporate action of KWH), and when certificates in due form representing the Common Stock or such series of Preferred Stock, as applicable, reserved for issuance upon conversion of such KWH Debt Securities have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and such KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement upon conversion of such KWH Debt Securities in a principal amount not less than the par value of such shares of Common Stock or of such series of Preferred Stock, as applicable, to be issued upon such conversion, such shares of Common Stock or of such series of Preferred Stock, as applicable, will be validly issued, fully paid, and non-assessable.

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Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

(8)    When the applicable KW Indenture has been duly authorized by all necessary corporate action of KW and duly executed and delivered, and when the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with such KW Indenture, and such establishment and the issuance of such KW New Debt Securities have been authorized by all necessary corporate action of KW, and such KW New Debt Securities have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with such KW Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such KW New Debt Securities will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

(9)    When the applicable KW Indenture has been duly authorized by all necessary corporate action of KW and duly executed and delivered, and when the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with such KW Indenture, and such establishment and the issuance of such KW New Debt Securities have been authorized by all necessary corporate action of KW, and such KW New Debt Securities have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with such KW Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, and when the specific terms of a particular KW Debt Guarantee of such series of KW New Debt Securities by a KW Debt Guarantor have been duly established in accordance with such KW Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor, and when a supplement to such KW Indenture providing for such KW Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor and KW and duly executed and delivered, and when such KW Debt Guarantee has been duly executed, issued and delivered in accordance with such KW Indenture and such supplement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate, limited liability company or limited partnership action, as applicable, such KW Debt Guarantee will be a legally valid and binding obligation of such KW Debt Guarantor, enforceable against such KW Debt Guarantor in accordance with its terms.

(10)    When the applicable KW Indenture has been duly authorized by all necessary corporate action of KW and KWH and duly executed and delivered, and when the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with such KW Indenture, and such terms provide that such series of KW New Debt Securities are exchangeable into shares of Common Stock or of a series of Preferred Stock, and such establishment and the issuance of such KW New Debt Securities have been authorized by all necessary corporate action of KW, and the issuance and delivery of such shares of Common Stock or of such series of Preferred Stock, as applicable, upon exchange of such KW New Debt

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Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

Securities have been authorized by all necessary corporate action of KWH, and such KW New Debt Securities have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with such KW Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action of KW (assuming the shares of Common Stock or of such series of Preferred Stock, as applicable, issuable upon exchange of such KW New Debt Securities have been duly authorized and reserved for issuance upon exchange of such KW New Debt Securities by all necessary corporate action of KWH, and, in the case of Preferred Stock, such series thereof has been duly established in accordance with the KWH Certificate of Incorporation and authorized by all necessary corporate action of KWH), and when certificates in due form representing the Common Stock or such series of Preferred Stock, as applicable, reserved for issuance upon exchange of such KW New Debt Securities have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and such KW Indenture, and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, upon exchange of such KW New Debt Securities, such shares of Common Stock or of such series of Preferred Stock, as applicable, will be validly issued, fully paid, and non-assessable.

(11)    When the issuance of any 2029 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2029 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2029 Note Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such 2029 Notes will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

(12)    When the issuance of any 2029 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2029 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2029 Note Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, and when the specific terms of a particular KW Debt Guarantee of such 2029 Notes by a KW Debt Guarantor have been duly established in accordance with the 2029 Note Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor, and when any necessary supplement to the 2029 Note Indenture providing for such KW Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor and KW and duly executed and delivered, and when such KW Debt Guarantee has been duly executed, issued and delivered in accordance with the 2029 Note Indenture and any such supplement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate, limited liability company or limited partnership action, as applicable, such KW Debt Guarantee will be a legally valid and binding obligation of such KW Debt Guarantor, enforceable against such KW Debt Guarantor in accordance with its terms.

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Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

(13)    When the issuance of any 2030 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2030 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2030 Note Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such 2030 Notes will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

(14)    When the issuance of any 2030 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2030 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2030 Note Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, and when the specific terms of a particular KW Debt Guarantee of such 2030 Notes by a KW Debt Guarantor have been duly established in accordance with the 2030 Note Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor, and when any necessary supplement to the 2030 Note Indenture providing for such KW Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor and KW and duly executed and delivered, and when such KW Debt Guarantee has been duly executed, issued and delivered in accordance with the 2030 Note Indenture and any such supplement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate, limited liability company or limited partnership action, as applicable, such KW Debt Guarantee will be a legally valid and binding obligation of such KW Debt Guarantor, enforceable against such KW Debt Guarantor in accordance with its terms.

(15)    When the issuance of any 2031 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2031 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2031 Note Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such 2031 Notes will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

(16)    When the issuance of any 2031 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2031 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2031 Note Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable

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Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

Prospectus Supplement and by such corporate action, and when the specific terms of a particular KW Debt Guarantee of such 2031 Notes by a KW Debt Guarantor have been duly established in accordance with the 2031 Note Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor, and when any necessary supplement to the 2031 Note Indenture providing for such KW Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor and KW and duly executed and delivered, and when such KW Debt Guarantee has been duly executed, issued and delivered in accordance with the 2031 Note Indenture and any such supplement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate, limited liability company or limited partnership action, as applicable, such KW Debt Guarantee will be a legally valid and binding obligation of such KW Debt Guarantor, enforceable against such KW Debt Guarantor in accordance with its terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in Section 4.4 of the KW Existing 2014 Base Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (h) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (i) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (j) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (k) waivers of broadly or vaguely stated rights, (l) covenants not to compete, (m) provisions for exclusivity, election or cumulation of rights or remedies, (n) provisions authorizing or validating conclusive or

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Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

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discretionary determinations, (o) grants of setoff rights, (p) proxies, powers and trusts, (q) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, and (r) the severability, if invalid, of provisions to the foregoing effect. We express no opinion or confirmation as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice).

With your consent, we have assumed (i) that each of the Warrants, Debt Securities and Guarantees, and the respective Warrant Agreements and Indentures, and supplements to the foregoing, and other agreements or instruments governing the Securities (collectively, the “Documents”) will be governed by the internal laws of the State of California, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than KWH, KW and the Guarantor parties thereto, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Donald S. Gottesman, Esq.
KULIK GOTTESMAN SIEGEL & WARE LLP

KULIK GOTTESMAN SIEGEL & WARE LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

Schedule A

1.	Kennedy-Wilson Holdings, Inc., a Delaware corporation

2.	K-W Properties, a California corporation

3.	KWF Investors I, LLC, a Delaware limited liability company

4.	Kennedy Wilson Overseas Investments, Inc., a Delaware corporation

5.	KW Summer House Manager, LLC, a Delaware limited liability company

6.	KW Montclair, LLC, a Delaware limited liability company

7.	KW Serenade Manager, LLC, a Delaware limited liability company

8.	K-W Santiago Inc., a California corporation

9.	KW Redmond Manager, LLC, a Delaware limited liability company

10.	Dillingham Ranch Aina LLC, a Delaware limited liability company

11.	68-540 Farrington, LLC, a Delaware limited liability company

12.	KW Dillingham Aina LLC, a Delaware limited liability company

13.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company

14.	Kennedy-Wilson International, a California corporation

15.	Kennedy-Wilson Tech Ltd., a California corporation

16.	KWP Financial I, a California corporation

17.	Kennedy Wilson Auction Group Inc., a California corporation

18.	KWF Manager IV, LLC, a Delaware limited liability company

19.	KW Ireland, LLC, a Delaware limited liability company

20.	Kennedy Wilson Real Estate Sales & Marketing, a California corporation

21.	KWF Investors IV, LLC, a Delaware limited liability company

22.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company

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Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

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23.	KW Investment Adviser, LLC, a Delaware limited liability company

24.	Kennedy-Wilson Capital, a California corporation

25.	KWF Investors VII, LLC, a Delaware limited liability company

26.	KW Residential Capital, LLC, a Delaware limited liability company

27.	KW Boise Plaza, LLC, a Delaware limited liability company

28.	KW EU Loan Partners II, LLC, a Delaware limited liability company

29.	KW Harrington LLC, a Delaware limited liability company

30.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company

31.	KWF Manager X, LLC, a Delaware limited liability company

32.	KWF Manager XI, LLC, a Delaware limited liability company

33.	KWF Manager XII, LLC, a Delaware limited liability company

34.	KW EU Investors I, LLC, a Delaware limited liability company

35.	KW Richfield Plaza, LLC, a Delaware limited liability company

36.	KW Creekview Shopping Center, LLC, a Delaware limited liability company

37.	KW Victory Land Loan, LLC, a Delaware limited liability company

38.	KW Victory Plaza Loan, LLC, a Delaware limited liability company

39.	KW THE CADENCE, LLC, a Delaware limited liability company

40.	KW EU Investors V, LLC, a Delaware limited liability company

41.	KW 2012T LLC, a Delaware limited liability company

42.	Country Ridge IX, LLC, a Delaware limited liability company

43.	KW EU Investors VII, LLC, a Delaware limited liability company

KULIK GOTTESMAN SIEGEL & WARE LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

44.	KW EU Investors VIII, LLC, a Delaware limited liability company

45.	KW EU Investors IX, LLC, a Delaware limited liability company

46.	KW EU Investors X, LLC, a Delaware limited liability company

47.	KW Park Santa Fe, LLC, a Delaware limited liability company

48.	KW Cypress, LLC, a Delaware limited liability company

49.	KW Tacoma Condos, LLC, a Delaware limited liability company

50.	KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company

51.	KW 9350 Civic Center Drive, LLC, a Delaware limited liability company

52.	KW Taylor Yard 55, LLC, a Delaware limited liability company

53.	KW Hilltop Manager II, LLC, a Delaware limited liability company

54.	KW 2013J LLC, a Delaware limited liability company

55.	KW Bozeman Investors, LLC, a Delaware limited liability company

56.	KW One Baxter Way GP, LLC, a Delaware limited liability company

57.	KW University Glen Manager, LLC, a Delaware limited liability company

58.	KW Riverdale and 36, LLC, a Delaware limited liability company

59.	KW 400 California Member, LLC, a Delaware limited liability company

60.	KW CIG Management Services, LLC, a Delaware limited liability company

61.	KW Terra West Sponsor, LLC, a Delaware limited liability company

62.	KW Hanover Quay, LLC, a Delaware limited liability company

63.	Kennedy Wilson Property Equity VI, LLC, a Delaware limited liability company

64.	Kennedy Wilson Property Services VI, LLC, a Delaware limited liability company

65.	KW MW Mullan, LLC, a Delaware limited liability company

66.	KW LV 3 Sponsor, LLC, a Delaware limited liability company

67.	KW Eden Plaza, LLC, a Delaware limited liability company

KULIK GOTTESMAN SIEGEL & WARE LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

68.	KW NB LLC, a Delaware limited liability company

69.	KW Camarillo Land, LLC, a Delaware limited liability company

70.	KW Portland Southgate, LLC, a Delaware limited liability company

71.	KW 2013EE LLC, a Delaware limited liability company

72.	KW EU PRS Investor, LLC, a Delaware limited liability company

73.	KW Rosewood Premiere, LLC, a Delaware limited liability company

74.	KW River Pointe Premiere, LLC, a Delaware limited liability company

75.	KW Kawana Springs, a Delaware limited liability company

76.	KW Quebec Participant, LLC, a Delaware limited liability company

77.	KW Quebec Asset Manager, LLC, a Delaware limited liability company

78.	KW Real Estate II Equity, LLC, a Delaware limited liability company

79.	KW Real Estate II Carry, LLC, a Delaware limited liability company

80.	KW Real Estate II GP, LLC, a Delaware limited liability company

81.	KW Sunset CP Participant, LLC, a Delaware limited liability company

82.	KW Sunset CP Asset Manager, LLC, a Delaware limited liability company

83.	KW CP West Hills Participant, LLC, a Delaware limited liability company

84.	KW CP West Hills Asset Manager, LLC, a Delaware limited liability company

85.	KW Linder Road, LLC, a Delaware limited liability company

86.	KW CDO Investor, LLC, a Delaware limited liability company

87.	KW SB Manager, LLC, a Delaware limited liability company

88.	Diamond 1 US, LLC, a Delaware limited liability company

89.	KW Hamilton Landing – Land, LLC, a Delaware limited liability company

90.	KW Rancho Mirage Loan, LLC, a Delaware limited liability company

KULIK GOTTESMAN SIEGEL & WARE LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

91.	KW Sunset North, LLC, a Delaware limited liability company

92.	KW Heights Investor, LLC, a Delaware limited liability company

93.	KW Pacifica LLC, a Delaware limited liability company

94.	KW Riverwalk LLC, a Delaware limited liability company

95.	KW ABQ LLC, a Delaware limited liability company

96.	KW F5 Tower, LLC, a Delaware limited liability company

97.	KW Golden State Tower Loan, LLC, a Delaware limited liability company

98.	KW Manhattan Beach Studio Loan, LLC, a Delaware limited liability company

99.	KW RockVue, LLC, a Delaware limited liability company

100.	KWF Manager, LLC, a Delaware limited liability company

101.	KW Moffett Place, LLC, a Delaware limited liability company

102.	KW The Press, LLC, a Delaware limited liability company

103.	KW LPC Investor, LLC, a Delaware limited liability company

104.	KW 50 West, LLC, a Delaware limited liability company

KULIK GOTTESMAN SIEGEL & WARE LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

105.	KW OXFORD NORTH, LLC, a Delaware limited liability company

106.	KW EU Capital 2, LLC, a Delaware limited liability company

107.	KW EU Capital 3, LLC, a Delaware limited liability company

108.	KW 134th Street Lofts, LLC, a Delaware limited liability company

109.	KW Ashton Parc Villagio, LLC, a Delaware limited liability company

110.	KW 360 Spear, LLC, a Delaware limited liability company

111.	KW Advanta Office Commons, LLC, a Delaware limited liability company

112.	KW South Bay Galleria, LLC, a Delaware limited liability company

113.	KW 2019B, LLC, a Delaware limited liability company

114.	KW Eisley Sponsor, LLC, a Delaware limited liability company

115.	KW Pine 43, LLC, a Delaware limited liability company

116.	KW ALILA NAPA VALLEY, LLC, a Delaware limited liability company

117.	KW 2019G, LLC, a Delaware limited liability company

118.	KW 2019H, LLC, a Delaware limited liability company

119.	KW ZIA SUNNYSIDE, LLC, a Delaware limited liability company

120.	KW Bend QOF, LLC, a Delaware limited liability company

121.	KW The Charli, LLC, a Delaware limited liability company

122.	KW The Olive, LLC, a Delaware limited liability company

123.	KW Albuquerque Far North, LLC, a Delaware limited liability company

124.	KW MW Cottonwood, LLC, a Delaware limited liability company

125.	Kennedy Wilson Property Equity VII, LLC, a Delaware limited liability company

126.	Kennedy Wilson Property Services VII, LLC, a Delaware limited liability company

127.	KW Multifamily 2021, LLC, a Delaware limited liability company

KULIK GOTTESMAN SIEGEL & WARE LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

128.	KW San Vicente Bungalows and Hotel 850, LLC, a Delaware limited liability company

129.	KW Arista Uptown, LLC, a Delaware limited liability company

130.	KW Silver Lake Pool & Inn, LLC, a Delaware limited liability company

131.	KW Encinitas Beach Resort, LLC, a Delaware limited liability company

132.	KW Multifamily 2022, LLC, a Delaware limited liability company

133.	KW-G Multifamily Venture 2 Manager, LLC, a Delaware limited liability company

134.	KW-G Multifamily Co-Invest, LLC, a Delaware limited liability company

135.	KW Park on 20th, LLC, a Delaware limited liability company

136.	KW MetWest on Sunset, LLC, a Delaware limited liability company

137.	KW San Mateo ABQ, LLC, a Delaware limited liability company

138.	KW Coppins Well Member, LLC, a Delaware limited liability company

139.	KW Timbers Kauai Ocean Club, LLC, a Delaware limited liability company

140.	KW Westmoor 7, LLC, a Delaware limited liability company

141.	KW Westmoor 8-10, LLC, a Delaware limited liability company

142.	KW HARDWARE VILLAGE, LLC, a Delaware limited liability company

143.	KW ENCANTO, LLC, a Delaware limited liability company

144.	KW 2021C, LLC, a Delaware limited liability company

145.	KW 2021D, LLC, a Delaware limited liability company

146.	KW 2021E, LLC, a Delaware limited liability company

147.	KW 2021F, LLC, a Delaware limited liability company

148.	KW 2021G, LLC, a Delaware limited liability company

KULIK GOTTESMAN SIEGEL & WARE LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

149.	KW 2021H, LLC, a Delaware limited liability company

150.	KW 2021I, LLC, a Delaware limited liability company

151.	KW 2021J, LLC, a Delaware limited liability company

152.	KW 2021K, LLC, , a Delaware limited liability company

153.	KW 2021L, LLC, a Delaware limited liability company

154.	KW 2021M, LLC, a Delaware limited liability company

155.	KW 2021N, LLC, a Delaware limited liability company

156.	KW2021O, LLC, a Delaware limited liability company

157.	KW 2021P, LLC, a Delaware limited liability company

158.	KW 2021Q, LLC, , a Delaware limited liability company

159.	KW 2021R, LLC, a Delaware limited liability company

160.	KW 2021S, LLC, a Delaware limited liability company

161.	KW 2021T, LLC, a Delaware limited liability company

162.	KW 2021U, LLC, a Delaware limited liability company

163.	KW 2021V, LLC, a Delaware limited liability company

164.	KW 2021W, LLC, a Delaware limited liability company

165.	KW 2021X, LLC, , a Delaware limited liability company

166.	KW 2021Y, LLC, a Delaware limited liability company

167.	KW 2021Z, LLC, a Delaware limited liability company

168.	KW 2021AA, LLC, a Delaware limited liability company

169.	KW 2021BB, LLC, a Delaware limited liability company

170.	KW 2021CC, LLC, a Delaware limited liability company

171.	KW 2021DD, LLC, a Delaware limited liability company

KULIK GOTTESMAN SIEGEL & WARE LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

May 6, 2022

172.	KW 2021EE, LLC, a Delaware limited liability company

173.	KW 2021FF, LLC, a Delaware limited liability company

174.	KW 2021GG, LLC, a Delaware limited liability company

175.	KW 2021HH, LLC, a Delaware limited liability company

176.	KW 2021II, LLC, a Delaware limited liability company

177.	KW 2021JJ, LLC, a Delaware limited liability company

178.	KW 2021KK, LLC, a Delaware limited liability company

179.	KW 2021LL, LLC, a Delaware limited liability company

180.	KW 2021MM, LLC, a Delaware limited liability company

181.	KW 2021NN, LLC, a Delaware limited liability company

182.	LW 2021OO, LLC, a Delaware limited liability company

183.	KW 2021PP, LLC, a Delaware limited liability company

184.	KW 2021QQ, LLC, a Delaware limited liability company

185.	KW 2021RR, LLC, a Delaware limited liability company

186.	KW 2021SS, LLC, a Delaware limited liability company

187.	KW 2021TT, LLC, a Delaware limited liability company

188.	KW 2021UU, LLC, a Delaware limited liability company

189.	KW 2021VV, LLC, a Delaware limited liability company

190.	KW 2021WW, LLC, a Delaware limited liability company

191.	KW 2021XX, LLC, a Delaware limited liability company

192.	KW 2021YY, LLC, a Delaware limited liability company

193.	KW 2021ZZ, LLC, a Delaware limited liability company